Airspan trading update:  WiMAX momentum continues on lower than expected revenues in Q2

BOCA RATON, Fla. – July 3, 2007 - Airspan Networks Inc. (Nasdaq: AIRN), a leading provider of WiMAX and Wi-Fi based broadband wireless access networks, today announced that while its WiMAX momentum continued, a preliminary review of second quarter 2007 revenues, show lower than anticipated revenues and are now estimated to be approximately $22.5 million. These results are preliminary and are subject to review prior to releasing earnings.

WiMAX shipments in the quarter were approximately $16.5 million, however some of these shipments may be subject to deferred revenue recognition. In addition, approximately $2 million of WiMAX MacroMAX shipments were delayed due to late receipt of an individual component, which has now been resolved.

The decrease in total revenue is primarily due to the more rapid-than-expected drop in orders of traditional products. The reduction in demand for non-WiMAX equipment, which was communicated several months ago, has resulted in a significant slowdown in overall sales for Airspan.

Further details regarding second quarter 2007 results are expected to be announced on August 8, 2007.  Details of conference call dial in numbers will be distributed prior to this date.

About Airspan Networks Inc.

Airspan Networks provides wireless voice and broadband data systems and solutions for the fixed and mobile WiMAX and Wi-Fi markets, including Voice Over IP (VoIP). Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz. Airspan has a strong wireless product roadmap that includes WiMAX Forum Certified equipment and products meeting 802.11 a/b/g Wi-Fi standards, Airspan’s HiperMAX and MicroMAX base station products support portable and mobile 802.16e-2005 WiMAX alongside fixed and nomadic 802.16-2004 products. Airspan products also include “self install” and professionally installed customer premise equipment. Airspan is on the Board and is a founder member of the WiMAX Forum and a member of the Wi-Fi Alliance. The Company has deployments in more than 100 countries with more than 400 operators, 100 of which use Airspan's WiMAX Forum Certified and non-certified products. Airspan's wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is an international telecommunications equipment provider headquartered in Boca Raton, Florida.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements.  The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended 31 December, 2006 and Form 10-Q for the first quarter ended 1 April 2007.  You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release.  We do not assume any obligation to update any forward-looking statements.

More information on Airspan can be found at http://www.airspan.com

For Investor Relations and Media Inquiries, contact:

Airspan Networks
David Brant
Senior Vice President & Chief Financial Officer
Airspan Networks, Inc.
Tel: +1 561 893-8650
Fax: +1 561 893-8681
Email:dbrant@airspan.com